UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/15/2013

BLUCORA, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-25131

Delaware	91-1718107
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

10900 NE 8th Street, Suite 800
Bellevue, WA 98004
(Address of principal executive offices, including zip code)

425-201-6100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 15, 2013, Blucora, Inc. ("Blucora") and its subsidiary, InfoSpace Sales LLC ("InfoSpace"), entered into an Amended and Restated Employment Agreement (the "Employment Agreement") with Michael Glover, Vice President, Distribution and Business Development of InfoSpace. The Employment Agreement replaces the previous agreement between Blucora and Mr. Glover. Blucora's primary reason for entering into this Employment Agreement was to make the terms of Mr. Glover's employment more consistent with the terms of the agreements with Blucora's other executives. The material terms of this Employment Agreement are as follows:

- The term of the Employment Agreement is three years from the March 15, 2013 effective date.

- Mr. Glover's base salary is set at $245,000, with a target bonus of 70% of his base salary, measured against criteria and targets set by the Blucora Board of Directors. He is also eligible to receive a one-time incentive bonus of $165,000 upon the achievement of certain specified objectives.

- Mr. Glover will receive equity grants, vesting over a three-year period, of 60,000 stock options and 30,000 restricted stock units.

- The Employment Agreement revises the severance payments that Mr. Glover would receive upon termination without Cause or in the case of Constructive Termination, as defined in the Employment Agreement. As revised, such payments would include a lump sum severance payment of an amount equal to his annual salary and an amount sufficient for 12 months of medical insurance coverage.

- The Employment Agreement also revises Mr. Glover's severance payments and benefits upon a Company Transaction, as defined in the Employment Agreement. The revised terms include double-trigger severance payments and benefits if he is terminated without cause or leaves for good reason either two months before or within one year after such a transaction. Such payments and benefits would consist of a lump sum severance payment of an amount equal to his annual salary and his target annual bonus, an amount sufficient for 12 months of medical insurance coverage, acceleration of 100% of his unvested equity, and a 12-month extension of post-termination option exercise rights.

The above description is only a summary of the material terms, does not purport to be a complete description of the Employment Agreement, and is qualified in its entirety by reference to the Employment Agreement, a copy of which will be attached as an exhibit to Blucora's Quarterly Report on Form 10-Q for the quarter ending March 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUCORA, INC.

Date: March 18, 2013	By:	/s/ Linda Schoemaker
Linda Schoemaker
General Counsel and Secretary